Exhibit 2.4
                                                                     -----------

                               Quest Cherokee, LLC
                               -------------------

                      CONTRIBUTION, CONVEYANCE, ASSIGNMENT
                      ------------------------------------
                            AND ASSUMPTION AGREEMENT
                            ------------------------


      THIS AGREEMENT ("Agreement") is made effective this 22nd day of December 2003 ("Effective Date"), by and among the following parties:

      QuestCherokee, LLC, a Delaware limited liability company ("Quest
           Cherokee"); and

      Bluestem Pipeline, LLC, a Delaware limited liability company ("Bluestem");

and the following entities (jointly "Quest Subsidiaries")

      Quest Oil & Gas Corporation, a Kansas corporation ("QOGC");

      Quest Energy Service, Inc., a Kansas corporation ("QES");

      STP Cherokee, Inc., an Oklahoma corporation ("STP Cherokee");

      Ponderosa Gas Pipeline Company, Inc., a Kansas corporation ("PGPC");

      Producers Service, Incorporated, a Kansas corporation ("PSI"); and

      J-W Gas Gathering, LLC, a Kansas limited liability company ("J-W");

      WITNESSETH:

      WHEREAS, the Quest Subsidiaries have caused Quest Cherokee to be organized as a Delaware limited liability company and have acquired all of the membership interests in Quest Cherokee; and

      WHEREAS, QOGC has agreed to assign and transfer all of its interests in oil and gas leases and all tangible and intangible personal property located on, used in connection with, or relating to such leases including the oil and gas leases and other personal property set forth on Exhibit "A" to this Agreement to Quest Cherokee in return for a membership interest representing a 47.90% Percentage Interest (as defined in Quest Cherokee's limited liability company agreement dated December 12, 2003) in Quest Cherokee;

      WHEREAS, QES has agreed to transfer all of its interests in real estate it owns in fee simple and all of its interest in vehicles, well service equipment, construction equipment, and other tangible and intangible personal property including the real and personal property set forth on Exhibit "B" to this Agreement but excluding office
furnishings   to  Quest   Cherokee   in  return  for  a   membership   interest
representing a 1.96% Percentage Interest in Quest Cherokee;

      WHEREAS, STP Cherokee has agreed to assign and transfer all of its interests in real estate it owns in fee simple, all of its interests in oil and gas leases in the Cherokee Basin area of Kansas and Oklahoma, in pipelines and gathering systems and appurtenant easements, rights-of-way, permits, licenses in the Cherokee Basin area, in all equipment, storage facilities, loading terminals, tanks and other equipment, fixtures and improvements located on, used in connection with, or relating to the leases and pipelines in the Cherokee Basin area, and in all other tangible and intangible personal property located on, used in connection with, or relating to such leases, and pipelines (including the real and personal property set forth on Exhibit "C" to this Agreement) to Quest Cherokee in return for a membership interest representing a 37.26% Percentage Interest in Quest Cherokee;

      WHEREAS, PGPC has agreed to assign and transfer all of its interests in pipelines and gathering systems and appurtenant easements, rights-of-way, permits, and licenses, and in all equipment, storage facilities, loading terminals, tanks and other equipment, fixtures and improvements located on, used in connection with, or relating to its pipelines and gathering systems, and in all other tangible and intangible personal property used in connection with such pipelines and gathering systems, and in all other real and personal property
(including the real and personal property set forth on Exhibit "D" to this Agreement) to Quest Cherokee in return for a membership interest representing a 3.35% Percentage Interest in Quest Cherokee;

      WHEREAS, PSI has agreed to assign and transfer all of its interests in pipeline leases, rights of way and easements and personal property used in connection therewith or relating thereto (including the personal property set forth on Exhibit "E" to this Agreement) to Quest Cherokee in return for a membership interest representing a .71% Percentage Interest in Quest Cherokee;

      WHEREAS, J-W has agreed to assign and transfer all of its interests in pipelines and gathering systems and appurtenant easements, rights-of-way, permits, and licenses, and in all equipment, storage facilities, loading terminals, tanks and other equipment, fixtures and improvements located on, used in connection with, or relating to such pipelines and gathering systems, and in all other tangible and intangible personal property used in connection with such pipelines and gathering systems, and in all other real and personal property
(including the real and personal property set forth on Exhibit "F" to this Agreement) to Quest Cherokee in return for a membership interest representing a 8.82% Percentage Interest in Quest Cherokee;

      WHEREAS, Quest Cherokee has agreed to accept such assignments and transfers and to assume the liabilities set forth in Article III;

      NOW, THEREFORE, the parties hereto do hereby agree as follows:

                                    ARTICLE I

               CONTRIBUTIONS OF ASSETS AND MEMBERSHIP INTERESTS

      1. Contribution of Assets by Quest Subsidiaries to Quest Cherokee. As a capital contribution to Quest Cherokee, the Quest Subsidiaries hereby agree to execute, acknowledge and deliver to Quest Cherokee valid conveyances of all of the Quest Subsidiaries' right, title and interest in and to the assets described in the recitals above, including the assets described on Exhibits A, B, C, D, E and F (collectively, the "Assets"). Quest Cherokee hereby agrees to accept the Assets as a capital contribution. The Quest Subsidiaries and Quest Cherokee hereby acknowledge and agree that the net agreed value of the Assets contributed by the Quest Subsidiaries is FIFTY ONE MILLION AND NO/100 DOLLARS ($51,000,000), which is allocated among the respective Assets as set forth on Exhibit G.

      2. Execution of Assignment and Transfer Instruments. Upon the Effective Date and from time to time after the Effective Date, each of the Quest Subsidiaries agrees to execute such assignment and transfer instruments as is reasonably requested by Quest Cherokee to carry out the contribution of the Assets to Quest Cherokee. No such assignment will contain a warranty as to condition of or as to title to the subject Assets, except for a warranty of title to the respective net revenue interests in and to the Assets specified in such assignment (and to a working interest no greater than the respective working interests in and to the Assets specified in such assignment, unless there is a corresponding increase in net revenue interest) against any claims to any right, interest or title through the assignor or transferor and except that any deed of fee simple interest in real estate owned by a Quest Subsidiary shall be in the form of a general warranty deed.

      3. Bluestem Pipeline, LLC. Quest Cherokee owns all of the membership interest of Bluestem. Quest Cherokee hereby designates Bluestem as the assignee of any of the Assets that are pipelines, gathering systems, or appurtenant pipeline easements, rights-of-way, permits, licenses, or contracts or equipment, storage facilities, loading terminals, tanks and other equipment, fixtures and improvements located on, used in connection with, or relating to such pipelines and gathering systems, and all other tangible and intangible personal property used in connection with or related to such pipelines and gathering systems (collectively, the "Gathering System Assets"). Quest Cherokee directs the Quest Subsidiaries, and the Quest Subsidiaries hereby agree, to transfer and assign the Gathering System Assets directly to Bluestem. Notwithstanding such direct transfer and assignment, the Quest Subsidiaries shall be deemed to have contributed the Gathering System Assets to Quest Cherokee and Quest Cherokee shall be deemed to have contributed such Gathering System Assets to Bluestem. All such transfers and assignments to Bluestem shall be made under the same terms and conditions as the transfers and assignments to Quest Cherokee described herein. Bluestem shall assume all liabilities and be entitled to all rights in connection with the Gathering System Assets, to the extent attributable to periods from and after the Effective Date.

      4. Percentage Interests. In return for the contribution of the Assets to Quest Cherokee, the Quest Subsidiaries shall become members of Quest Cherokee. Effective on the Effective Date, the Quest Subsidiaries shall be issued
certificates  of  ownership   interest   evidencing  the  following   Percentage
Interests:

                QOGC                47.90%

                QES                  1.96%

                STP Cherokee        37.26%

                PGPC                 3.35%

                PSI                   .71%

                J-W                  8.82%
                                     -----
                TOTAL:               100%

      For all purposes, including determining distributions and allocations of income and tax items, the parties hereto agree that any Percentage Interests of the Quest Subsidiaries shall be effective on the Effective Date.

                                   ARTICLE II

                   ALLOCATIONS AND OPERATING AGREEMENTS FOR
                      OIL AND GAS PROPERTIES AND PIPELINES

      1. Allocations. All receipts and disbursements with respect to the Assets will be prorated as of the Effective Date as follows:

           (a) gross proceeds from production or transportation of hydrocarbons prior to the Effective Date attributable to the Assets will be the property of and payable to the respective Quest Subsidiary that contributed the associated Asset;

           (b) gross proceeds from production or transportation of hydrocarbons from and after the Effective Date attributable to the Assets will be the property of and payable to Quest Cherokee (with respect to the Assets assigned to it) or Bluestem (with respect to the Gathering System Assets);

           (c) all costs, expenses and expenditures attributable to the ownership or operation of the Assets prior to the Effective Date will be the obligation of the respective Quest Subsidiary that contributed the Asset, except as otherwise provided herein;

           (d)  all  costs,  expenses  and  expenditures   attributable  to  the
      ownership or operation of the Assets from and after the Effective Date will be the obligation of

      Quest Cherokee (with respect to the Assets assigned to it) or Bluestem (with respect to the Gathering System Assets); and

           (e) production, excise, severance and similar taxes attributable to the ownership of the Assets shall be prorated between the Quest
      Subsidiaries, on the one hand, and Quest Cherokee or Bluestem, on the other hand, as of the Effective Date, with the Quest Subsidiaries being responsible for payment of all such taxes attributable to periods prior to the Effective Date and Quest Cherokee (with respect to the Assets assigned to it) or Bluestem (with respect to the Gathering System Assets) being responsible for payment of all such taxes attributable to periods from and after the Effective Date.

      2. Operator of Record. Subject to the terms and provisions of applicable operating agreements, Quest Cherokee shall become the operator of record for all oil and gas leases comprising a part of the Assets which were operated by a Quest Subsidiary immediately prior to the contribution. The Quest Subsidiaries will reasonably cooperate with Quest Cherokee to effect a change of operator from any Quest Subsidiary to Quest Cherokee pursuant to the applicable operating agreement, including signing and delivering letters of resignation.

                                   ARTICLE III

                        ASSUMPTION OF CERTAIN LIABILITIES

      1. Operating Liabilities. Quest Cherokee agrees to assume and pay or perform all duties, liabilities and expenses in connection with operation and maintenance of the Assets, except for the Gathering System Assets that are to be conveyed to Bluestem, to the extent such duties, liabilities and expenses are either (a) incurred or arise on or after the Effective Date; or (b) are unpaid on the Effective Date and were incurred on or after 90 days prior to the Effective Date in connection with the drilling or completion of any well. Bluestem agrees to assume and pay all duties, liabilities and expenses in connection with construction, operation and maintenance of the Gathering System Assets, to the extent such duties, liabilities and expenses are either (a) incurred or arise on or after the Effective Date; or (b) are unpaid on the Effective Date and were incurred on or after 90 days prior to the Effective Date in connection with the construction of any pipeline. The liability of Quest Cherokee and Bluestem for drilling or completion or construction costs and expenses that are incurred prior to the Effective Date shall not exceed $2 million in the aggregate.

      The liabilities assumed severally, not jointly, by Quest Cherokee and Bluestem, each with respect to the Assets assigned to it, shall include the following obligations: (a) to pay all lessors' royalties and overriding royalties for production on or after the Effective Date; (b) to perform all express or implied covenants and obligations relating to the ownership or operation of the Assets on or after the Effective Date; and (c) the expense and cost of plugging and abandoning wells and restoration of wells or operation sites, all in accordance with applicable laws, regulations and contractual provisions.

      2. Contractual Liabilities. The Assets are assigned and transferred subject to all existing operating agreements, unit operating agreements, unitization agreements, pooling agreements, gas sales agreements, and other contracts or obligations relating to the Assets. Quest Cherokee shall assume and be responsible for all obligations of the Quest Subsidiaries under such agreements, to the extent such obligations relate to periods from and after the Effective Date.

      3. Assumption of Certain Financing Obligations. In connection with the contribution of the Assets by the Quest Subsidiaries to Quest Cherokee, Quest Cherokee hereby assumes and agrees to duly and timely pay, perform and discharge the liabilities listed on Exhibit H.

      4. Attorneys' Fees. Quest Cherokee shall pay all reasonable legal fees incurred by the Quest Subsidiaries and their parent, Quest Resource Corporation, in connection with (a) the formation of Quest Cherokee and Bluestem; (b) the transfers and assignments of the Assets; (c) the acquisition (including financing of such acquisition) of assets from Devon Energy Production Company, L.P. and Tall Grass Gas Services, L.L.C. pursuant to the Purchase and Sale Agreement dated as of December 10, 2003.

      5. Costs and Fees. Quest Cherokee shall pay all sales, use and similar taxes, if any, arising out of the contributions, conveyances and deliveries to be made pursuant to this Agreement, and shall pay all documentary, filing, recording, transfer, deed, and conveyance taxes and fees required in connection with this Agreement.

      6. Limitation on Assumption of Liabilities. Notwithstanding any other provision of this Article IV, neither Quest Cherokee nor Bluestem shall have any liability to any of the Quest Subsidiaries with respect to matters as to which any of the Quest Subsidiaries are obligated to indemnify Cherokee Partners, LLC ("Investor") under that certain Membership Interest Purchase Agreement of even date herewith, between Quest Cherokee, the Quest Subsidiaries, and Investor, and the Quest Subsidiaries hereby waive any right of contribution from Quest Cherokee and Bluestem with respect to such indemnity obligations.

                                   ARTICLE IV

                                  MISCELLANEOUS

      1. Amendments to Organizational Documents. The limited liability company agreement of Quest Cherokee shall be amended upon execution of this Agreement to reflect the respective Percentage Interests of the Quest Subsidiaries.

      2. Representations and Warranties. Each party hereto represents and warrants to each of the other parties hereto as follows:

           (a) Such party has all requisite right, power and authority for, and has taken all necessary corporate, limited liability company, and other action to authorize, the execution, delivery and performance of this Agreement; and

           (b) This Agreement and each other agreement or instrument executed and delivered by such party pursuant hereto or in connection herewith has been duly executed and delivered by the duly authorized officers of such party and constitutes the legal, valid and binding obligation of such party, enforceable in accordance with its terms; and

           (c) The  execution,  delivery and  performance  by such party of this
      Agreement and the consummation by such party of the transactions contemplated herein will not (i) violate any provision of law, statute, rule, or regulation to which such party is subject, (ii) violate any order, judgment, or decree applicable to such party, or (iii) conflict with, or result in a breach or default under, any term or condition of its by-laws, articles of incorporation, certificate of limited liability company or other organizational or governing document.

      3. Headings. All article and section headings in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any of the provisions hereof.

      4. Successors and Assigns. The Agreement shall be binding upon and inure to the benefit of the parties signatory hereto and their respective successors and assigns.

      5. No Third Party Rights. The provisions of this Agreement are intended to bind the parties signatory hereto as to each other and are not intended to and do not create rights in any other person or confer upon any other person any benefits, rights or remedies and no person is or is intended to be a third party beneficiary of any of the provisions of this Agreement.

      6. Counterparts. This Agreement may be executed in any number of counterparts, all of which together shall constitute one agreement binding on the parties hereto.

      7. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Kansas applicable to contracts made and to be performed wholly within such state without giving effect to conflict of law principles thereof.

      9. Severability. If any of the provisions of this Agreement are held by any court of competent jurisdiction to contravene, or to be invalid under, the laws of any political body having jurisdiction over the subject matter hereof, such contravention or invalidity shall not invalidate the entire Agreement. Instead, this Agreement shall be construed as if it did not contain the particular provision or provisions held to be invalid, and an equitable adjustment shall be made and necessary provision added so as to give effect to the intention of the parties as expressed in this Agreement at the time of the Effective Date.

      10. Amendment or Modification. This Agreement may be amended or modified from time to time only by the written agreement of all the parties hereto.

      11. Integration. This Agreement supersedes all previous understandings or agreements between the parties, whether oral or written, with respect to its subject matter. This document is an integrated agreement which contains the entire understanding of the parties. No understanding, representation, promise or agreement, whether oral or written, is intended to be or shall be included in or form part of this Agreement unless it is contained in a written amendment hereto executed by the parties hereto after the date of this Agreement.

      12. "Including." As used herein, "including" means "including, without limitation."

      13. Further Assurances. Each party hereto agrees to execute and deliver such additional instruments, documents and certifications and to take such other action as is necessary or appropriate to carry out the purpose and intent of this Agreement and the transactions contemplated herein.

      IN WITNESS WHEREOF, the undersigned have executed the foregoing Agreement as of the day and year first above written.



QUEST CHEROKEE, LLC                 QUEST OIL & GAS CORPORATION


By:/s/ Jerry Cash                   By:/s/ Jerry Cash
   ------------------------------      -----------------------------------------
   Jerry D. Cash, Manager              Jerry D. Cash, Co-Chief Executive Officer

BLUESTEM PIPELINE, LLC              QUEST ENERGY SERVICE, INC.

By: Quest Cherokee, LLC

                                    By:/s/ Jerry Cash
                                       -----------------------------------------
                                       Jerry D. Cash, Co-Chief Executive Officer
   By:/s/ Jerry Cash
      ---------------------------
      Jerry D. Cash, Manager

                                    PONDEROSA GAS PIPELINE COMPANY, INC.

                                    By:/s/ Jerry Cash
                                       -----------------------------------------
                                       Jerry D. Cash, Co-Chief Executive Officer

                                    STP CHEROKEE, INC.

                                    By:/s/ Jerry Cash
                                       -----------------------------------------
                                       Jerry D. Cash, Co-Chief Executive Officer


                                    PRODUCERS SERVICE, INC.


                                    By:/s/ Jerry Cash
                                       -----------------------------------------
                                       Jerry D. Cash, Co-Chief Executive Officer


                                    J-W GAS GATHERING, , LLC

                                    By:/s/ Jerry Cash
                                       -----------------------------------------
                                       Jerry D. Cash, Manager

                                   Exhibit "A"



                                   QOGC Assets

                                   Exhibit "B"



                                   QES Assets

                                   Exhibit "C"



                                   STP Assets

                                   Exhibit "D"



                                   PGPC Assets

                                   Exhibit "E"



                                   PSI Assets

                                   Exhibit "F"



                                   J-W Assets

                                   Exhibit "G"



                   Net Agreed Value of Capital Contributions

                   QES  Assets              $ 1.00 million

                   STP Assets               $19 million

                   PGPC Assets              $ 1.71 million

                   QOGC Assets              $24.43 million

                   PSI Assets               $ 0.36 million

                   J-W Assets               $ 4.50 million
                                            --------------

                   TOTAL                    $51.00 million

                                   Exhibit "H"

                               Assumed Liabilities

----------------------------------------------------------------------
      LENDER            SECURITY      LOAN BALANCE    MATURITY DATE
----------------------------------------------------------------------
Yates Center           Inventory          $67,332.54    11/04/2004
Branch Bank
----------------------------------------------------------------------
Yates Center           Equipment         $417,799.76    02/19/2008
Branch Bank
----------------------------------------------------------------------
Bank of Commerce       Building -         $49,661.24    10/15/2013
                     Chanute, 125 &
                      127 W. Main
----------------------------------------------------------------------
Caterpillar            Equipment         $171,949.39    01/2006,
Financial                                               03/2006,
                                                        08/2005,
                                                        10/2006,
                                                        11/2007
----------------------------------------------------------------------
Case Credit            Equipment           $2,245.94    08/18/2004
----------------------------------------------------------------------
DC Financial           Equipment          $34,983.78    07/25/2005,
Services                                                12/27/2005
----------------------------------------------------------------------
Ford Motor Credit        Trucks          $141,935.07    03/24/2006,
                                                        01/14/2006,
                                                        01/18/2005,
                                                        04/08/2007,
                                                        07/23/2007,
                                                        11/23/2007
----------------------------------------------------------------------
Marilyn Lamb             Trucks            $8,725.00       None
----------------------------------------------------------------------
Chrysler Financial       Trucks           $60,885.44    06/23/2005,
                                                        07/13/2005,
                                                        07/22/2007
----------------------------------------------------------------------
BEC of Kansas             None            $43,316.85       None
(entity owned by
Doug Lamb)
----------------------------------------------------------------------
Wells Fargo Bank, NA   All Property   $14,119,312.50     Various
----------------------------------------------------------------------
Wells Fargo Energy    All Property    $10,000,000.00    10/07/2005
Capital, Inc.
----------------------------------------------------------------------
Total                                 $25,118,147.51
----------------------------------------------------------------------